                                                                  Exhibit (4)(r)

                                ANNUITY SCHEDULE

ANNUITY NUMBER: [001-00001]                          ISSUE DATE: [March 1, 2010]

TYPE OF BUSINESS: [Non-Qualified]

OWNER: [John Doe DCD IRA FBO Mary Doe]
DATE OF BIRTH: Not Available                         SEX: Not Available

OWNER: [Mary Doe]         DATE OF BIRTH: [October 15, 1974] SEX: [Female]

ANNUITANT: Not Applicable DATE OF BIRTH: Not Applicable     SEX: Not Applicable

KEY LIFE: [Mary Doe]      DATE OF BIRTH: [October 15, 1974] SEX: [Female]

PURCHASE PAYMENT: [$1,000]

PURCHASE PAYMENT AGE LIMITATION: No Additional Purchase Payments accepted

MINIMUM ADDITIONAL PURCHASE PAYMENT: Not Applicable

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: Not
Applicable

PURCHASE CREDITS: [There are no Purchase Credits available under this Annuity.]

CONTINGENT DEFERRED SALES CHARGE:

      AGE OF PURCHASE PAYMENT                     PERCENTAGE APPLIED AGAINST
          BEING WITHDRAWN                      PURCHASE PAYMENT BEING WITHDRAWN
---------------------------------------------  --------------------------------
Less than 1 year old                                          7.0%
1 year old or older, but not yet 2 years old                  7.0%
2 years old or older, but not yet 3 years old                 6.0%
3 years old or older, but not yet 4 years old                 6.0%
4 years old or older, but not yet 5 years old                 5.0%
5 years old or older, but not yet 6 years old                 5.0%
6 years old or older, but not yet 7 years old                 5.0%
7 years old or older                                          0.0%

MINIMUM WITHDRAWAL AMOUNT: [$100]

MAXIMUM FREE WITHDRAWAL PERCENTAGE: [10%]

MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000]

MINIMUM INVESTMENT OPTION AMOUNT: [$50]

INSURANCE CHARGE: [Assessed daily at an annualized rate of 1.30%]

ANNUAL MAINTENANCE FEE: Lesser of $30 or 2% of Account Value, but only if the sum of the Purchase Payments at the time the Fee is due is less than [$100,000.]

P-B-DCD/IND(2/10)-NY

TRANSFER FEE: [$10] per transfer after the [twentieth] transfer in any Annuity Year.

MINIMUM TRANSFER AMOUNT: [$50. We may waive the Minimum Transfer Amount.]

LATEST AVAILABLE ANNUITY DATE: Not Applicable

EARLIEST AVAILABLE ANNUITY DATE: Not Applicable

MINIMUM ANNUITY PAYMENT: Not Applicable

MINIMUM SURRENDER VALUE AT ANNUITIZATION: Not Applicable

DEFAULT ANNUITY OPTION: Not Applicable

VARIABLE SEPARATE ACCOUNT(S): [Pruco Life of New Jersey Flexible Premium Variable Annuity Account]

[RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE: IRA Endorsement]

P-B-DCD/IND(2/10)-NY

                                ANNUITY SCHEDULE

ANNUITY NUMBER: [001-00001]                          ISSUE DATE: [March 1, 2010]

TYPE OF BUSINESS: [Non-Qualified]

OWNER: [John Doe DCD IRA FBO Mary Doe]
DATE OF BIRTH: Not Available                         SEX: Not Available

OWNER: [Mary Doe]         DATE OF BIRTH: [October 15, 1974] SEX: [Female]

ANNUITANT: Not Applicable DATE OF BIRTH: Not Applicable     SEX: Not Applicable

KEY LIFE: [Mary Doe]      DATE OF BIRTH: [October 15, 1974] SEX: [Female]

PURCHASE PAYMENT: [$10,000]

PURCHASE PAYMENT AGE LIMITATION: No Additional Purchase Payments accepted

MINIMUM ADDITIONAL PURCHASE PAYMENT: Not Applicable

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: Not
Applicable

PURCHASE CREDITS: [There are no Purchase Credits available under this Annuity.]

CONTINGENT DEFERRED SALES CHARGE:

      AGE OF PURCHASE PAYMENT                      PERCENTAGE APPLIED AGAINST
         BEING WITHDRAWN                       PURCHASE PAYMENT BEING WITHDRAWN
---------------------------------------------  --------------------------------
Less than 1 year old                                        7.0%
1 year old or older, but not yet 2 years old                7.0%
2 years old or older, but not yet 3 years old               6.0%
3 years old or older, but not yet 4 years old               5.0%
4 years old or older                                        0.0%

MINIMUM WITHDRAWAL AMOUNT: [$100]

MAXIMUM FREE WITHDRAWAL PERCENTAGE: [10%]

MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000]

MINIMUM INVESTMENT OPTION AMOUNT: [$50]

INSURANCE CHARGE: [Assessed daily at an annualized rate of 1.70% until the Valuation Day coinciding with or next following the 9th anniversary of the Issue Date. Thereafter the Insurance Charge is assessed daily at an annualized rate of 1.30%]

ANNUAL MAINTENANCE FEE: Lesser of $30 or 2% of Account Value, but only if the sum of the Purchase Payments at the time the Fee is due is less than [$100,000.]

P-L-DCD/IND(2/10)-NY

TRANSFER FEE: [$10] per transfer after the [twentieth] transfer in any Annuity Year.

MINIMUM TRANSFER AMOUNT: [$50. We may waive the Minimum Transfer Amount.]

LATEST AVAILABLE ANNUITY DATE: Not Applicable

EARLIEST AVAILABLE ANNUITY DATE: Not Applicable

MINIMUM ANNUITY PAYMENT: Not Applicable

MINIMUM SURRENDER VALUE AT ANNUITIZATION: Not Applicable

DEFAULT ANNUITY OPTION: Not Applicable

VARIABLE SEPARATE ACCOUNT(S): [Pruco Life of New Jersey Flexible Premium Variable Annuity Account]

[RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE: IRA Endorsement]

P-L-DCD/IND(2/10)-NY

                                ANNUITY SCHEDULE

ANNUITY NUMBER: [001-00001]                          ISSUE DATE: [March 1, 2010]

TYPE OF BUSINESS: [Non-Qualified]

OWNER: [John Doe DCD IRA FBO Mary Doe]
DATE OF BIRTH: Not Available                         SEX: Not Available

OWNER: [Mary Doe]         DATE OF BIRTH: [October 15, 1974] SEX: [Female]

ANNUITANT: Not Applicable DATE OF BIRTH: Not Applicable     SEX: Not Applicable

KEY LIFE: [Mary Doe]      DATE OF BIRTH: [October 15, 1974] SEX: [Female]

PURCHASE PAYMENT: [$10,000]

PURCHASE PAYMENT AGE LIMITATION: No Additional Purchase Payments accepted

MINIMUM ADDITIONAL PURCHASE PAYMENT: Not Applicable

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: Not
Applicable

PURCHASE CREDITS: We add a Purchase Credit to your Annuity with the Purchase Payment received, as shown below. The Purchase Credit is allocated to Account Value when the Purchase Payment is applied to your Account Value. The Purchase Credit is calculated by applying the applicable Purchase Credit Percentage to the Purchase Payment received. The Purchase Credit Percentage depends on the age of the Owner at the time the Purchase Payment is received, as shown in the following table. We may recapture Purchase Credits under certain circumstances, as described in this Annuity.

Purchase Credits are applied to the Investment Options in the same ratio as the applicable Purchase Payment.

[AGE OF THE OWNER WHEN PURCHASE
PAYMENT IS RECEIVED              PURCHASE CREDIT PERCENTAGE
-------------------------------  --------------------------
Less than Age 82                 6.0%
Ages 82 to 85                    3.0%]

THE INSURANCE CHARGE APPLICABLE TO THIS ANNUTY MAY BE HIGHER, AND THE CONTINGENT DEFERRED SALES CHARGE MAY BE HIGHER OVER A LONGER PERIOD THAN IF YOU SELECTED A DEFERRED ANNUITY THAT DOES NOT PROVIDE FOR A PURCHASE CREDIT. THE INSURANCE CHARGE AND CONTINGENT DEFERRED SALES CHARGE ARE SHOWN ON THE FOLLOWING PAGE OF THIS ANNUITY SCHEDULE.

P-X-DCD/IND(2/10)-NY

CONTINGENT DEFERRED SALES CHARGE:

         AGE OF PURCHASE PAYMENT                   PERCENTAGE APPLIED AGAINST
             BEING WITHDRAWN                   PURCHASE PAYMENT BEING WITHDRAWN
---------------------------------------------  --------------------------------
Less than 1 year old                                          9.0%
1 year old or older, but not yet 2 years old                  9.0%
2 years old or older, but not yet 3 years old                 9.0%
3 years old or older, but not yet 4 years old                 9.0%
4 years old or older, but not yet 5 years old                 8.0%
5 years old or older, but not yet 6 years old                 8.0%
6 years old or older, but not yet 7 years old                 8.0%
7 years old or older, but not yet 8 years old                 5.0%
8 years old or older, but not yet 9 years old                 2.5%
9 years old or older                                          0.0%

MINIMUM WITHDRAWAL AMOUNT: [$100]

MAXIMUM FREE WITHDRAWAL PERCENTAGE: [10%]

MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000]

MINIMUM INVESTMENT OPTION AMOUNT: [$50]

INSURANCE CHARGE: [Assessed daily at an annualized rate of 1.85% until the Valuation Day coinciding with or next following the 9th anniversary of the Issue Date. Thereafter the Insurance Charge is assessed daily at an annualized rate of 1.30%]

ANNUAL MAINTENANCE FEE: Lesser of $30 or 2% of Account Value, but only if the sum of the Purchase Payments at the time the Fee is due is less than [$100,000.]

TRANSFER FEE: [$10] per transfer after the [twentieth] transfer in any Annuity Year.

MINIMUM TRANSFER AMOUNT: [$50. We may waive the Minimum Transfer Amount.]

LATEST AVAILABLE ANNUITY DATE: Not Applicable

EARLIEST AVAILABLE ANNUITY DATE: Not Applicable

MINIMUM ANNUITY PAYMENT: Not Applicable

MINIMUM SURRENDER VALUE AT ANNUITIZATION: Not Applicable

DEFAULT ANNUITY OPTION: Not Applicable

VARIABLE SEPARATE ACCOUNT(S): [Pruco Life of New Jersey Flexible Premium Variable Annuity Account]

[RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE: IRA Endorsement]

P-X-DCD/IND(2/10)-NY

                                ANNUITY SCHEDULE

ANNUITY NUMBER: [001-00001]                          ISSUE DATE: [March 1, 2010]

TYPE OF BUSINESS: [Non-Qualified]

OWNER: [John Doe DCD IRA FBO Mary Doe]
DATE OF BIRTH: Not Available                         SEX: Not Available

OWNER: [Mary Doe]         DATE OF BIRTH: [October 15, 1974] SEX: [Female]

ANNUITANT: Not Applicable DATE OF BIRTH: Not Applicable     SEX: Not Applicable

KEY LIFE: [Mary Doe]      DATE OF BIRTH: [October 15, 1974] SEX: [Female]

PURCHASE PAYMENT: [$10,000]

PURCHASE PAYMENT AGE LIMITATION: No Additional Purchase Payments accepted

MINIMUM ADDITIONAL PURCHASE PAYMENT: Not Applicable

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: Not
Applicable

PURCHASE CREDITS: THERE ARE NO PURCHASE CREDITS AVAILABLE UNDER THIS ANNUITY.

CONTINGENT DEFERRED SALES CHARGE: CONTINGENT DEFERRED SALES CHARGES DO NOT APPLY TO WITHDRAWALS FROM, OR SURRENDERS OF, THIS ANNUITY.

MINIMUM WITHDRAWAL AMOUNT: [$100]

MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000]

MINIMUM INVESTMENT OPTION AMOUNT: [$50]

INSURANCE CHARGE: [Assessed daily at an annualized rate of 1.75% until the Valuation Day coinciding with or next following the 9th anniversary of the Issue Date. Thereafter the Insurance Charge is assessed daily at an annualized rate of 1.30%]

ANNUAL MAINTENANCE FEE: Lesser of $30 or 2% of Account Value, but only if the sum of the Purchase Payments at the time the Fee is due is less than [$100,000.]

P-C-DCD/IND(2/10)-NY

TRANSFER FEE: [$10] per transfer after the [twentieth] transfer in any Annuity Year.

MINIMUM TRANSFER AMOUNT: [$50. We may waive the Minimum Transfer Amount.]

LATEST AVAILABLE ANNUITY DATE: Not Applicable

EARLIEST AVAILABLE ANNUITY DATE: Not Applicable

MINIMUM ANNUITY PAYMENT: Not Applicable

MINIMUM SURRENDER VALUE AT ANNUITIZATION: Not Applicable

DEFAULT ANNUITY OPTION: Not Applicable

VARIABLE SEPARATE ACCOUNT(S): [Pruco Life of New Jersey Flexible Premium Variable Annuity Account]

[RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE: IRA Endorsement]

P-C-DCD/IND(2/10)-NY

                                        2